EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We have issued our report dated November 9, 1999, accompanying the consolidated financial statements of Peoples Financial Corporation which are included in the Corporation's Annual Report on Form 10-KSB for the year ended September 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Peoples Financial Corporation on Form S-8.



/s/GRANT THORNTON LLP


Cincinnati, Ohio
December 27, 1999